                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        NEW JERSEY RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NEW JERSEY RESOURCES CORPORATION
                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 2002
                            ------------------------

     The Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, January 23, 2002, at the Asbury Park Berkeley Carteret Oceanfront Hotel, 1401 Ocean Avenue, Asbury Park, New Jersey, 07712, for the following purposes:

          1. To elect three directors to the Board of Directors.

          2. To merge the Long-Term Incentive Compensation Plan (the "Employee Plan") and the Restricted Stock and Stock Option Program for Outside Directors (the "Directors' Program") into one plan, the Employee and Outside Director Long-Term Incentive Compensation Plan (the "Plan"), and to increase the number of shares of the Company's Common Stock authorized for awards under the Plan to a total of 2,625,000 from 275,000 shares in the Directors' Program and 1,500,000 shares in the Employee Plan.

          3. To approve the action of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 2002.

          4. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 10, 2001, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for fiscal 2001 was previously mailed or is being mailed concurrently with this proxy material to all shareholders of record.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please vote by telephone, the Internet, or sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope. Please refer to the enclosed Proxy Card for instructions about the use of each of these options.

                                          OLETA J. HARDEN
                                          Secretary

Wall, New Jersey
December 18, 2001

                                PROXY STATEMENT
                            ------------------------

                        NEW JERSEY RESOURCES CORPORATION

                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 23, 2002

     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to vote immediately.

     The Company's Annual Report for fiscal year 2001 has been mailed to the Company's shareholders, or is being mailed together with this Proxy Statement. The 2001 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

     This proxy statement and the accompanying proxy materials are being mailed to shareholders on or about December 18, 2001.

                            PLACE OF ANNUAL MEETING

     The Board has designated the Asbury Park Berkeley Carteret Oceanfront Hotel, 1401 Ocean Avenue, Asbury Park, New Jersey, 07712, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 23, 2002.

                VOTING OF SECURITIES AND SHAREHOLDER INFORMATION

     The proxies solicited by this proxy statement vest in the proxy holders voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting. As provided by New Jersey law, if you abstain from or withhold your vote (whether directly or through your broker), your shares will not be included in the total number of votes cast, and therefore will have no effect on the vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Meeting. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Meeting.

     Whether you vote by telephone, Internet or by mail, you may later revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date; (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed Proxy Card for instructions.

     Only holders of record of the Company's outstanding Common Stock at the close of business on December 10, 2001 are entitled to notice of and to vote at the Meeting. At the close of business on December 10, 2001, there were 17,828,852 outstanding shares of Common Stock. Each share is entitled to one vote. No person, to the knowledge of the Company, held beneficially 5% or more of the Company's Common Stock as of December 10, 2001.

     The following table sets forth, as of December 10, 2001, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute approximately 3.5% of the total shares outstanding.

                                                                                   AMOUNT AND NATURE OF
                                                                TITLE OF                BENEFICIAL
NAME                                                            SECURITY              OWNERSHIP(1)(2)
----                                                          ------------    -------------------------------
Nina Aversano...............................................  Common Stock      8,109 shares   --    Direct
Lawrence R. Codey...........................................  Common Stock      2,481 shares   --    Direct
Leonard S. Coleman..........................................  Common Stock     12,886 shares   --    Direct
Laurence M. Downes..........................................  Common Stock    170,037 shares   --    Direct
                                                                                1,924 shares   --    Indirect
Joe B. Foster...............................................  Common Stock     11,709 shares   --    Direct
                                                                                2,000 shares   --    Indirect
Hazel S. Gluck..............................................  Common Stock     12,764 shares   --    Direct
James T. Hackett............................................  Common Stock      7,973 shares   --    Direct
Oleta J. Harden.............................................  Common Stock     40,900 shares   --    Direct
                                                                                   73 shares   --    Indirect
Timothy C. Hearne...........................................  Common Stock     31,327 shares   --    Direct
                                                                                  133 shares   --    Indirect
Lester D. Johnson...........................................  Common Stock     13,137 shares   --    Direct
Dorothy K. Light............................................  Common Stock     15,448 shares   --    Direct
                                                                                   43 shares   --    Indirect
Glenn C. Lockwood...........................................  Common Stock     61,860 shares   --    Direct
Joseph P. Shields...........................................  Common Stock     34,289 shares   --    Direct
                                                                                   11 shares   --    Indirect
William H. Turner...........................................  Common Stock      2,356 shares   --    Direct
Gary W. Wolf................................................  Common Stock     10,679 shares   --    Direct
George R. Zoffinger.........................................  Common Stock     20,681 shares   --    Direct
                                                                                  200 shares   --    Indirect(3)
                                                                                  300 shares   --    Indirect
All Directors and Executive Officers as a Group.............  Common Stock    603,081 shares   --    Direct
                                                                                4,721 shares   --    Indirect

---------------
(1) Information as to the amount and nature of beneficial ownership not within the knowledge of the Company has been furnished by each individual.

(2) Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, deferred stock units ("Units") in the Directors' fee deferral plan and officers' deferral plan, and restricted stock units awarded pursuant to the Long-Term Incentive Compensation Plan ("LTIP Units") as follows: Ms. Aversano -- 6,000 options and 725 Units; Mr. Codey -- 1,000 options and 187 Units; Mr. Coleman -- 11,000 options and 1,315 Units; Mr. Downes -- 155,223 options, 7,730 Units and 5,000 LTIP Units; Mr. Foster -- 6,000 options; Ms. Gluck -- 11,000 options and 1,530 Units; Mr. Hackett -- 6,000 options and 1,676 Units; Mrs. Harden -- 30,686 options, 2,520 Units and 2,000 LTIP Units; Mr. Hearne -- 23,200 options, 3,013 Units and 1,500 LTIP Units; Mr. Johnson -- 11,500 options and 409 Units; Mrs. Light -- 10,000 options and 409 Units; Mr. Lockwood -- 53,733 options, 3,214 Units and 2,500 LTIP Units; Mr. Shields -- 29,250 options, 2,265 Units and 1,500 LTIP Units; Mr. Turner -- 1,000 options and 656 Units; Mr. Wolf -- 10,000 options; Mr. Zoffinger -- 10,000 options and 2,453 Units; and all directors and executive officers as a group 487,819 options, 38,435 Units and 18,800 LTIP Units.

(3) Mr. Zoffinger disclaims beneficial ownership of these securities.

                             ELECTION OF DIRECTORS

                            [ITEM (1) ON PROXY CARD]

                                     ITEM 1

     The Board of Directors currently consists of twelve members divided into three classes with overlapping three-year terms. Mr. Johnson is retiring from the Board of Directors, effective as of the date of the Meeting, and is not being replaced at this time; therefore, subsequent to the Meeting, the Board of Directors will consist of eleven members.

     Three individuals have been nominated for election as directors at the Meeting, each to serve for three-year terms expiring 2005 and each until their respective successors are elected and have qualified. Each of the nominees is now serving as a director of the Company. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

     The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board of Directors.

                                      NOMINEES FOR ELECTION AS
                                DIRECTORS WITH TERMS EXPIRING IN 2005

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [Aversano photo]             Executive Vice President, Worldwide Field Operations, Apogee
       Nina Aversano               Networks since May 2001 and Director, Aplion, Inc., a privately
    Director since 1998            held broadband network supplier. Formerly President, North
           Age 56                  America Global Service Provider Division, Lucent Technologies, a
                                   designer, developer and manufacturer of telecommunications systems, software and products, from 1993 to December 2000, formerly AT&T Network Systems Division.

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [Coleman photo]              Chairman, Avena Co., an affiliate of Yankee/Nets organization,
     Leonard S. Coleman            since September 2001. Senior Advisor since November 1999 and
    Director since 1995            formerly President, National League of Professional Major League
           Age 52                  Baseball Clubs from 1994 to November 1999; Director, Avis, Inc., a car rental and leasing company, Cendant Corp., a hotel and real estate franchise company, H. J. Heinz Company, a manufacturer and marketer of processed food products, Omnicom Group, Inc., an advertising holding company, Owens Corning Corp., a glass and plastics manufacturing company, Radio Unica Communications Corp., a radio network, Churchill Downs, Inc., operator of thoroughbred horse race tracks and Electronic Arts, Inc., a creator, marketer and distributor of entertainment software.

       [Light photo]               CEO, Alden Enterprises, LLC, since January 1996, a consulting
      Dorothy K. Light             company; Corporate Vice President and Secretary from June 1990 to
    Director since 1990            July 1995, The Prudential Insurance Company of America; Director,
           Age 64                  Trustee and Chair, Milkweed Editions, a publishing company and
                                   Chair, Save the Patient, a non-profit educational organization.

                                  DIRECTORS WITH TERMS EXPIRING IN 2003

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [Gluck photo]               President, The GluckShaw Group (formerly Policy Management &
       Hazel S. Gluck              Communications, Inc.) since April 1994, a government consulting
    Director since 1995            and public relations firm; Trustee, College of New Jersey;
           Age 67                  Director, New Jersey State Chamber of Commerce and Kidsbridge
                                   Cultural Center of Trenton; former Commissioner, Port Authority of New York and New Jersey, New Jersey Department of
                                   Transportation, New Jersey Transit and New Jersey Department of
                                   Insurance.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [Hackett photo]              Chairman, President and CEO, Ocean Energy Inc., formerly Seagull
      James T. Hackett             Energy Corporation, since 1998, an oil and gas exploration and
    Director since 1999            production company; President-Energy Services Group, Duke Energy
           Age 47                  Corp. from 1997 to 1998; Executive Vice President, PanEnergy Corp from 1996 to 1997; Director, Ocean Energy Inc., Kaiser Aluminum
                                   Corp., a producer and fabricator of aluminum and related
                                   products, Temple-Inland, Inc., a holding company engaged in wood, pulp, paper and fiber products, and financial services, and Fluor
                                   Corp., a worldwide engineering services company.

        [Wolf photo]               Senior Partner, Cahill Gordon & Reindel, a law firm, for more
        Gary W. Wolf               than five years and Director, Southwestern Public Service
    Director since 1996            Company, an electric utility company, from 1986 to October 1997.
           Age 63


      NAME AND PERIOD
     SERVED AS DIRECTOR
     ------------------
     [Zoffinger photo]             President & CEO, Constellation Capital Corp., since March
    George R. Zoffinger            1998, a financial services company; President & CEO, Value
    Director since 1996            Property Trust, a publicly owned real estate investment
           Age 53                  trust from 1995 to February 1998; President and CEO,
                                   Constellation Bancorp from 1991 through 1994, a financial
                                   services company; Chairman and Director, CoreStates New
                                   Jersey National Bank from 1994 through 1997; Director,
                                   Silverline Technologies, Inc., a software company, Admiralty
                                   Bancorp, Commercial Federal Bancorp, MFN Financial Corp.,
                                   all financial services companies; New Jersey Alliance for
                                   Action, and New Jersey World Trade Council; Trustee, St.
                                   Peter's Medical Center, and Chairman, New Brunswick
                                   Development Corporation.

                                  DIRECTORS WITH TERMS EXPIRING IN 2004

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [Codey photo]               Retired. Formerly President & Chief Operating Officer, Public
     Lawrence R. Codey             Service Electric & Gas Company from September 1991 through
  Director since May 2000          February 2000. Director, The Trust Company of New Jersey, a
           Age 57                  financial institution, United Water Resources, Inc., a utility holding company with subsidiaries providing water and wastewater services, Horizon Blue Cross Blue Shield of New Jersey, a health care insurance provider and Sealed Air Corporation, a
                                   manufacturer and seller of food and specialty packaging materials and systems.

       [Downes photo]              Chairman of the Board of Directors of the Company since September
     Laurence M. Downes            1996 and President and Chief Executive Officer ("CEO") of the
    Director since 1995            Company since July 1995; Member, New Jersey Commission on Higher
           Age 44                  Education, Member, PNC Bank Regional Advisory Council; Chair, The
                                   Jersey Shore Partnership; Trustee, NJN Foundation and Director,
                                   New Jersey State Chamber of Commerce.(4)

       [Foster photo]              Chairman since 1989 and CEO from 1989 until January 2000,
       Joe B. Foster               Newfield Exploration Company, an oil and gas exploration company;
    Director since 1994            Chairman, President and CEO from January through August 2000 and
           Age 67                  Director from 1991 through 2001, Baker Hughes, Inc., an oil and gas services company. Director, McDermott International, Inc., a construction and engineering firm, and Chairman of the National
                                   Petroleum Council from 1998 through 1999.

---------------
(4) In December 1997, Mr. Downes (along with three other current or former officers of the Company)
    entered into a settlement with the Securities and Exchange Commission (the "SEC") in which he consented, without admitting or denying the SEC's findings, to an administrative order finding that he was a cause of the Company not fully complying with section 13(a) of the Securities
    Exchange Act of 1934, as amended, in connection with the Company's reporting of certain 1992
    Company subsidiary transactions. No fines or monetary penalties were imposed upon him nor was his ability to act as an officer or director of a public company otherwise limited.

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [Turner photo]              Chairman, since September 1999 and President from August 1997 to
     William H. Turner             that time, PNC Bank, N.A., New Jersey and Northeast Region; Vice
 Director since March 2000         Chairman and Director, Chemical Banking Corporation, from 1990 to
           Age 61                  1996; Director, Franklin Electronic Publishers, an electronics reference products company, Standard Motor Products, Inc., an automotive replacement parts company, and Volt Information
                                   Sciences, Inc., a staffing services, telecommunications and information solutions company; Chairman of the Board of Trustees,
                                   NJN Foundation; Vice Chairman, Atlantic Health System; Trustee,
                                   Trinity College and Vice President, Montclair Art Museum.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                THE PROPOSED NOMINEES FOR THE BOARD OF DIRECTORS

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During fiscal 2001, there were eight meetings of the Board of Directors. Except for Ms. Aversano, each director attended at least 75% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year.

     The Audit Committee consists of Nina Aversano, Lawrence R. Codey, James T. Hackett, Lester D. Johnson (Committee Chair), William H. Turner and Gary W. Wolf. Each member of the Audit Committee is independent, as such term is defined in the New York Stock Exchange listing standards. The Audit Committee met four times during fiscal 2001 for the purpose of overseeing management's responsibilities for accounting, internal controls and financial reporting. While not attempting to verify the results of any specific audit, the Committee did satisfy itself, and ultimately the Board, that these functions are being carried out responsibly. The Committee acts to assure itself of the independence of the independent accountants by reviewing each non-audit service rendered or to be rendered by the accountants. After meeting with the independent accountants to review the scope of their examination, fees and the planned scope of future examinations, the Committee makes a recommendation to the Board for the appointment of an independent accounting firm for the following fiscal year. The Report of the Audit Committee (see below) more fully describes the responsibilities and the activities of the Audit Committee.

     The members of the Corporate Governance Committee are Leonard S. Coleman, Joe B. Foster, Hazel S. Gluck (Committee Chair), Dorothy K. Light, Gary W. Wolf and George R. Zoffinger. The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and make recommendations to the Board regarding those assessments. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. This Committee met three times in fiscal 2001. The Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before November 9, 2002.

     The Executive Committee consists of Leonard S. Coleman, Laurence M. Downes, Hazel S. Gluck, Lester D. Johnson, and Gary W. Wolf (Committee Chair). During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet during fiscal 2001.

     The Financial Policy Committee, consisting of Lawrence R. Codey, Leonard S. Coleman (Committee Chair), Hazel S. Gluck, James T. Hackett, Lester D. Johnson and William H. Turner, met twice during fiscal 2001 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, and other corporate financial and pension matters.

     The Management Development and Compensation Committee, consisting of Nina Aversano, Joe B. Foster (Committee Chair), Dorothy K. Light, Gary W. Wolf and George R. Zoffinger (Committee Chair), met twice during fiscal 2001 to oversee the performance and qualifications of senior management, and to review and make recommendations regarding the annual compensation and benefits of all elected officers of the Company and its subsidiaries.

                             AUDIT COMMITTEE REPORT

     In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2001, the Audit Committee met four times, and the Audit Committee Chair, as representative of the Audit Committee, discussed the interim financial information contained in the quarterly earnings announcements with the Chief Financial Officer and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

Lester D. Johnson, Chair    James T. Hackett
Nina Aversano               William H. Turner
Lawrence R. Codey           Gary W. Wolf

Dated: November 27, 2001

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) an annual retainer of $18,800 of which $8,000 is paid in Company common stock; (2) a fee of $1,000 for each Board and committee meeting attended and (3) an annual retainer for each committee chairperson of $5,000. Directors also receive a one-time award of 200 shares of restricted stock and options to purchase 5,000 shares of the Company's common stock pursuant to the Restricted Stock and Stock Option Program for Outside Directors (the "Directors' Program"). An additional award of options to purchase 1,500 shares of the Company's common stock is made annually. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings.

                       REMUNERATION OF EXECUTIVE OFFICERS

            MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

     The Management Development and Compensation Committee (the "Committee") of the Board of Directors consists of five outside, non-employee directors. In addition, as Chairman and Chief Executive Officer of the Company, Mr. Downes is a non-voting, ex officio member of the Committee.

     The Committee's executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results over the long-term and enhance the Company's position in a highly competitive market. The Committee also administers awards under certain of the Company's employee benefit plans. Accordingly, the Committee reviews the performance of the officers of the Company and the Company's subsidiaries, and makes recommendations to the Board with respect to the compensation and benefit programs that are applicable to officers of the Company and/or its subsidiaries.

     The Committee each year has utilized a national compensation consultant to review competitive compensation levels of senior executives. Through this process, the Committee identifies the competitive compensation levels, both with respect to base salary and overall executive compensation packages, at the Company's peers. Many, but not all of the compensation peer companies are contained in the Standard and Poor's Utilities Index used in the performance graph on page 15.

     The Committee compares this external data to the base salary and other compensation provided to senior Company executives. In this fashion, the Committee is able to assess and make recommendations to the Board with respect to both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Compensation levels set for each executive officer are based upon marketplace compensation information, the Committee's judgment and performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, staff development, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance criteria is also measured yearly to ensure consistency with the corporate vision, mission and strategies. In making compensation decisions for 2001 the Committee reviewed executive accomplishments in total energy deliveries, number of new customers, cost of adding a new customer, earnings, expenses, return on equity, market share, operating and net income and the Company's assumption of a leadership role in energy-related businesses.

     The Company has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Long-Term Incentive Compensation Plan (the "Employee Plan"). The structure of the total executive compensation package is such that when the Company achieves its target annual business objectives, the Company's senior executives are expected to receive a level of compensation approximately equivalent to the median compensation paid to executives in the marketplace.

     Each of these three programs is discussed in greater detail below.

BASE SALARY PROGRAM

     In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated natural gas companies and companies of similar size in other industries. In setting levels, the Company currently targets the 50th percentile of the relevant labor market. The Committee also considers the executive's experience level, time and placement in grade and the actual performance of the executive (in view of the Company's needs and objectives). Changes in compensation are directly dependent upon individual and Company performance. Mr. Downes' calendar 2001 base salary is $405,000, below the median compensation for comparable companies.

INCENTIVE PLAN

     Under the Incentive Plan, officers and certain key employees of the Company and New Jersey Natural Gas Company ("NJNG"), a wholly-owned subsidiary of the Company, designated by the Committee, may receive additional cash compensation based upon the Committee's thorough evaluation of the Company's performance against a series of performance objectives. The Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component should increase with increasing levels of responsibility. Awards under the Incentive Plan are based upon a percentage of the base salary of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Committee for each award group.

     Individual awards are payable based on the executive's attainment of a portfolio of goals including earnings, customer satisfaction and leadership. Incentive award levels provide payments that are at approximately the 60th percentile of the market, which is competitive within the industry when performance results are fully achieved.

     The incentive awards to executive officers for achievements in fiscal 2001 (paid in fiscal 2002), including the incentive of $220,000 made to Mr. Downes, reflect overall results that, in total, were at target for the Company.

EMPLOYEE PLAN

     The Employee Plan provides for the award of stock options, (the "Stock Options"), LTIP Units or restricted stock (the "Restricted Stock") to designated employees. The Committee believes that LTIP Units, each unit of which is equal to a share of Common Stock, and Restricted Stock awards provide executives a strong incentive to create earnings that could be the foundation for the payment of dividends and as a focus on stock price appreciation. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, awards of Stock Options, which allow the executive to benefit by appreciation in stock price at no direct cost to the Company, and the performance-based LTIP Units and Restricted Stock provide strong incentives to executives by relating a portion of their compensation to the future value of the Company's stock. Additionally, the use of stock-based compensation encourages individuals to act as owners/managers and is an important means of fostering a mutual interest between management and shareholders.

     In fiscal 2001, the Committee made two-year awards under the Employee Plan in the form of LTIP Units and Stock Options for one quarter and three quarters of the recipients' total target award value, respectively. LTIP Units were valued at fair market value at the time of grant. The LTIP Units will only vest upon (i) the attainment of a schedule of performance goals related to total shareholder return as measured against a peer group and (ii) additional service beyond the point when the goal is reached. The higher the ranking of the Company among the peer group, the greater the number of Performance Units that will be earned, up to a maximum of 150% of target. No LTIP Units will vest if the Company does not perform in at least the top half of the peer group. Stock Options, valued with the Black-Scholes model, were also granted with an exercise price equal to fair market value at the time of grant. Awards made to executives under the Employee Plan, including the award to Mr. Downes are calibrated to equal the 60th percentile of the competitive market if all awards vest.

OTHER

     Section 162(m) of the Internal Revenue Code (the "Code") provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income tax, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee has relied and intends to continue to rely on performance-based compensation programs. The Committee expects that such programs will fulfill future corporate business objectives. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     With the exception of Mr. Downes, who is a non-voting, ex officio member of the Committee, no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

               MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE :

Joe B. Foster, Chair  George R. Zoffinger
Nina Aversano         Gary W. Wolf
Dorothy K. Light

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                       ANNUAL                AWARDS
                                                    COMPENSATION      ---------------------
                                                  -----------------    LTIP UNIT                 ALL OTHER
                                                  SALARY     BONUS    AWARD(S)**    OPTIONS   COMPENSATION***
  NAME AND PRINCIPAL POSITION             YEAR*     ($)       ($)         (#)         (#)           ($)
  ---------------------------             -----   -------   -------   -----------   -------   ---------------
  Laurence M. Downes....................  2001    396,923   160,000      5,000      100,000        3,400
  Chairman, Chief Executive               2000    368,269   150,000         --      100,000        3,400
    Officer and President                 1999    336,731   135,000      7,129       90,000        3,200
  Glenn C. Lockwood.....................  2001    188,654    50,000      2,500       50,000        5,387
  Senior Vice President &                 2000    173,985    45,179         --           --        5,038
    Chief Financial Officer               1999    162,550    47,093      2,018       30,000        4,877
  Oleta J. Harden.......................  2001    172,019    45,000      2,000       30,000        5,161
  Senior Vice President, General          2000    148,115    40,000         --           --        4,443
    Counsel & Secretary                   1999    141,673    31,298      1,355       10,000        4,250
  Timothy C. Hearne.....................  2001    156,654    36,900      1,500       30,000        4,700
  Senior Vice President and Treasurer,    2000    152,192    40,000         --           --        4,566
    NJR Service Corporation               1999    149,337    31,064      1,541       10,000        4,480
  Joseph P. Shields.....................  2001    160,961    52,000      1,500       40,000        4,829
  Senior Vice President, Energy           2000    147,846    48,000         --           --        4,435
    Services, NJNG                        1999    139,612    48,065      1,259       20,000        4,188

---------------
*   For fiscal year ended September 30.
**  Represents a share of Common Stock.
*** Represents the Company's matching contributions under the Employee's
    Retirement Savings Plan (the "Savings Plan").

                       OPTION GRANTS IN 2001 FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                                                                  POTENTIAL REALIZABLE
                             NUMBER OF     PERCENT OF                               VALUE AT ASSUMED
                             SECURITIES      TOTAL                               ANNUAL RATES OF STOCK
                             UNDERLYING     OPTIONS                                PRICE APPRECIATION
                              OPTIONS      GRANTED TO    EXERCISE                   FOR OPTION TERM
                              GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------
 NAME                           (#)       FISCAL YEAR     ($/SH)       DATE       5% ($)      10% ($)
 ----                        ----------   ------------   --------   ----------   ---------   ----------
 Laurence M. Downes.......    100,000         24.3%       41.00      11/29/10    2,578,449    6,534,334*
 Glenn C. Lockwood........     50,000         12.2%       41.00      11/29/10    1,289,225    3,267,167
 Oleta J. Harden..........     30,000          7.3%       41.00      11/29/10      773,535    1,960,300
 Timothy C. Hearne........     30,000          7.3%       41.00      11/29/10      773,535    1,960,300
 Joseph P. Shields........     40,000          9.7%       41.00      11/29/10    1,031,380    2,613,734

---------------
* The stock options granted to Mr. Downes in fiscal 2001 would produce the pre-tax gain of $6,534,334 shown in the table above only if the Company's stock price rises to $106.34 per share before Mr. Downes exercises the stock options. Based on the number of shares of Company stock outstanding at the end of 2001, such an increase in the Company's stock price would produce a corresponding aggregate pre-tax gain of approximately $1,100,000,000 for the Company's shareholders. In other words, Mr. Downes' potential gain from stock options granted in 2001 would equal approximately one-half of one percent (.5%) of the potential gain to all shareholders resulting from the assumed future stock price increases.

                AGGREGATED OPTION EXERCISES IN 2001 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                                        VALUE OF
                                                                                       UNEXERCISED
                                                                                      IN-THE-MONEY
                                                                                         OPTIONS
                                 SHARES                         NUMBER OF               AT FISCAL
                                ACQUIRED ON                 UNEXERCISED OPTIONS
                                EXERCISE         VALUE      AT FISCAL YEAR-END          YEAR-END
                                                REALIZED
                                  (#)             ($)              (#)                     ($)
  NAME
                                -----------     --------    -------------------        ------------
  ----
                                                               EXERCISABLE/            EXERCISABLE/
                                                               UNEXERCISABLE          UNEXERCISABLE
  Laurence M. Downes..........         0              0       107,723/245,000      1,341,719/1,188,013
  Glenn C. Lockwood...........         0              0         33,733/65,000          397,181/269,588
  Oleta J. Harden.............     2,500         29,050         20,686/35,000          300,862/132,663
  Timothy C. Hearne...........     7,111         88,195         13,200/35,000          184,620/132,663
  Joseph P. Shields...........     5,350         61,000         14,250/50,000          142,680/201,125

                     LTIP UNIT AWARDS IN 2001 FISCAL YEAR*

                                                                  NUMBER OF LTIP
                                                                  UNITS AWARDED     DATE OF
  NAME                                                                 (#)          VESTING
  ----                                                            --------------    --------
  Laurence M. Downes..........................................        5,000         10/01/03
  Glenn C. Lockwood...........................................        2,500         10/01/03
  Timothy C. Hearne...........................................        1,500         10/01/03
  Joseph P. Shields...........................................        1,500         10/01/03
  Oleta J. Harden.............................................        2,000         10/01/03

* LTIP Units, which represent a share of Common Stock, were awarded pursuant to the Employee Plan on 11/29/00. The LTIP Units will only vest if the Company's total shareholder return ranks in the 50(th) percentile as measured against its peer group. The higher the Company's ranking, the greater the LTIP Units that will be earned, up to a maximum of 150% of the grant, plus an equivalent number of units that reflect accrued reinvested dividends on the total ("Possible Total"). If the performance goal is met, each executive will receive 50% of the Possible Total on 11/01/03. The remaining 50% will be paid out on 11/01/04 if the executive is still employed by the Company.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

                                                                            LOGO

                      9/96    9/97     9/98     9/99     9/00     9/01
                      ($)     ($)      ($)      ($)      ($)      ($)
The Company           100    121.85   140.03   164.23   174.12   197.36
S&P Utilities         100    116.50   137.82   130.63   148.69   152.91
S&P 500               100    114.32   148.31   146.65   211.95   159.40
Company Peer Group**  100    140.40   153.06   195.56   221.47   162.65

---------------
 * Assumes $100 invested on September 30, 1996, in the Company stock, the S&P Utilities Index and the S&P 500 Index. Cumulative total return includes reinvestment of dividends.
** The twenty-four companies in the Company Peer Group noted above are as follows: AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corp., NiSource, Inc., Consolidated Edison Energy, Inc., Dominion Resources, Inc., Energy East Corporation, Keyspan Energy Corp., Laclede Gas Co., Nicor, Inc., Northwest Natural Gas Co., NUI Corporation, Oneok, Inc., PP&L Resources, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Public Service Enterprise Group, Inc., Scana Corp., SEMCO Energy, Inc., Sempra Energy, South Jersey Industries, Inc., Vectren Corp., and Washington Gas Light Co. The Company includes the performance of the Company Peer Group, because the Company Peer Group has a higher percentage of natural gas utility and combination natural gas and electric utility companies operating in the same region as the Company and having comparable size and market capitalization to that of the Company, as compared with the S&P Utilities Index.

                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon retirement (including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Retirement Allowance Plan") and any other defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications, and assumes a reduction of approximately 10% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit:

                               PENSION PLAN TABLE

                           YEARS OF CREDITED SERVICE

COMPENSATION             10         15         20         25         30         35         40         45
------------           -------   --------   --------   --------   --------   --------   --------   --------
$150,000.............  $20,323   $ 30,484   $ 40,645   $ 50,806   $ 60,968   $ 71,129   $ 79,566   $ 88,004
 175,000.............   24,035     36,053     48,070     60,088     72,105     84,123     93,966    103,810
 200,000.............   27,748     41,621     55,495     69,369     83,243     97,116    108,366    119,616
 225,000.............   31,460     47,190     62,920     78,650     94,380    110,110    122,766    135,423
 250,000.............   35,173     52,759     70,345     87,931    105,518    123,104    137,166    151,229
 275,000.............   38,885     58,328     77,770     97,213    116,655    136,098    151,566    167,035
 300,000.............   42,598     63,896     85,195    106,494    127,793    149,091    165,966    182,841
 325,000.............   46,310     69,465     92,620    115,775    138,930    162,085    180,366    198,648
 350,000.............   50,023     75,034    100,045    125,056    150,068    175,079    194,766    214,454
 375,000.............   53,735     80,603    107,470    134,338    161,205    188,073    209,166    230,260
 400,000.............   57,448     86,171    114,895    143,619    172,343    201,066    223,566    246,066
 425,000.............   61,160     91,740    122,320    152,900    183,480    214,060    237,966    261,873
 450,000.............   64,873     97,309    129,745    162,181    194,618    227,054    252,366    277,679
 475,000.............   68,585    102,878    137,170    171,463    205,755    240,048    266,766    293,485

     For the five executives named in the Summary Compensation Table, compensation covered by the Retirement Allowance Plan equals their 5-year average Base Salary.

     The number of years of credited service at normal retirement for the named executive officers are as follows:

                                                             YEARS OF
NAME                                                     CREDITED SERVICE
----                                                     ----------------
Laurence M. Downes.....................................         37
Oleta J. Harden........................................         30
Timothy C. Hearne......................................         36
Glenn C. Lockwood......................................         38
Joseph P. Shields......................................         39

     Benefits are computed on a straight life, annuity basis. The benefits listed in the above table are not subject to deduction for Social Security or other amounts.

     To the extent benefits that would otherwise be payable to an employee under the Company's Savings Plan exceed the specified limits on such benefits imposed by the Code, the Company intends to pay such excess benefits to the employee at the time the employee receives payment under the Retirement Allowance Plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 2001, two employees, Messrs. Downes and Lockwood, were eligible for excess benefit payments.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Downes, Lockwood, Hearne and Shields and Ms. Harden and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amounts currently payable to Messrs. Downes, Lockwood, Hearne and Shields and Ms. Harden under their respective Supplemental Retirement Agreements would be $250,000 for Mr. Downes and $125,000 for each of the remaining four officers named in the Summary Compensation Table.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the Employee Plan, in the event of a Change of Control (as defined in the Employee Plan) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Lockwood, Hearne and Shields and Ms. Harden, in the event of a Change of Control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of Control of the Company is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

     The Company has entered into agreements with each of the 5 executives named in the Summary Compensation Table that provide each such executive certain rights in the event that his or her employment with the Company is terminated within three years following the occurrence of a Change of Control (i) by the Company without "Cause" (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive's duties which result in material damage to the Company) or (ii) by the executive for "Good Reason" (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in executive's position or responsibilities or a reduction of the executive's compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. The agreements further provide that, if any such executive is subject to the so-called "golden parachute" excise tax imposed under Section 4999 of the Code, the Company shall make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of these agreements, a "Change of Control" generally means (i) the acquisition by any person of beneficial ownership of securities representing 25% or more of the combined voting power of the Company's securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the "Incumbent Directors") and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Board or (iii) the shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in such agreements) of the acquiring or surviving corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PNC Bank, N.A. provides commercial banking services to the Company. William
H. Turner, a director of the Company, is the Chairman of the PNC Bank, N.A. Laurence M. Downes, the Chairman of the Company, is a member of the Regional Advisory Council of PNC Bank, N.A. Cahill Gordon & Reindel represent the Company as legal counsel with respect to various matters. Gary W. Wolf, a Director of the Company, is a Senior Partner of Cahill Gordon & Reindel. The Company believes that all transactions with PNC Bank, N.A. and Cahill Gordon & Reindel were conducted at terms and rates no more favorable than those available from other similarly situated commercial banks and law firms, respectively.

PROPOSED MERGER OF THE LONG-TERM INCENTIVE COMPENSATION PLAN AND THE RESTRICTED
              STOCK AND STOCK OPTION PROGRAM FOR OUTSIDE DIRECTORS

                            [ITEM (2) ON PROXY CARD]

                                     ITEM 2

     On January 11, 1995, the Board of Directors adopted, and on March 8, 1995, the shareholders approved, the Directors' Program. On November 29, 2000, the Board of Directors adopted, subject to the approval of the shareholders at the Meeting, amendments to the Directors' Program. The proposed amendments would combine the Employee Plan and the Directors' Program into one plan, the Employee and Outside Director Long-Term Incentive Compensation Plan (the "Plan"). A description of the Plan is set forth below and the Plan, in its entirety, is attached as Appendix A.

     Under the Employee Plan, 1,500,000 shares previously were authorized for issuance to all eligible employees of the Company. Under the Directors' Program, 275,000 shares previously were authorized for issuance to all outside directors of the Company. The proposed amendment increases the total number of shares authorized for issuance to eligible participants by 850,000, from 1,775,000 to 2,625,000. There are, as of the date of this proxy statement, 262,213 and 100,400 shares of the Company's Common Stock still available for issuance under the Employee Plan and the Directors' Program, respectively.

                               DESCRIPTION OF THE
                         EMPLOYEE AND OUTSIDE DIRECTOR
                     LONG-TERM INCENTIVE COMPENSATION PLAN

GENERAL

     The purpose of the Plan is to enable the Company to attract and retain employees and outside directors of outstanding ability. Each employee of the Company and each outside member of the Board of Directors is eligible to participate in the Plan. Awards that may be granted to employees under the Plan include options, restricted stock and performance units. Options give the optionholder the right to purchase a set number of shares of Common Stock at a set price on a date in the future. Restricted stock are shares of Common Stock that are granted to a participant that vest over time. Performance units are awards of Common Stock or cash that are settled based on pre-determined performance criteria of the Company over a specified period of time. Awards that may be granted to outside directors under the Plan include options and restricted stock.

ADMINISTRATION

     The Plan will be administered by a committee, which will have full and final authority to grant awards; to determine the type, number, vesting schedule and expiration date of awards and other terms and conditions of, and all other matters relating to, awards; to construe and interpret the Plan and award documents; and to make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the Plan. Decisions of the committee with respect to the administration and interpretation of the Plan are final, conclusive and binding upon all persons interested in the Plan. The foregoing notwithstanding, the Board of Directors will perform the functions of the committee for purposes of granting awards under the Plan to outside directors.

PER-PERSON AWARD LIMITATIONS

     Subject to adjustment as provided in the Plan, for each calendar year during any part of which the Plan is in effect, for each participant, the maximum number of options that may be granted is 300,000, the maximum dollar amount that may be awarded in respect of performance units is $2,500,000, and the maximum number of shares of restricted stock that may be granted is 50,000.

SHARES RESERVED

     Subject to adjustment as provided in the Plan, the total number of shares of Common Stock reserved and available for issuance under the Plan is (i) 850,000, plus (ii) the number of shares remaining available under the Employee Plan and Directors' Program, plus (iii) the number of shares subject to currently outstanding awards. However, the total number of shares with respect to which incentive stock options may be granted may not exceed 850,000, and the total number of shares which may be issued and delivered in connection with awards of restricted stock may not exceed 400,000.

CHANGE OF CONTROL

     The Board of Directors may, either at the time an award is granted or in connection with a Change of Control (as defined below), (1) accelerate the exercisability, vesting or realization of awards to a date fixed by the Board;
(2) provide for the purchase or settlement of awards upon a participant's request, for an amount in cash equal to the amount which could have been attained upon the exercise or realization of such rights had such awards been currently exercisable or payable; (3) make adjustments to awards to reflect such transaction or change; or (4) cause the awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

     A "Change of Control" is deemed to have occurred if (i) absent prior approval by the Board of Directors, 30% or more of the Company's outstanding securities entitled to vote in elections of directors become beneficially owned, directly or indirectly, by any person, entity or group; or (ii) individuals currently constituting the Board of Directors (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

AMENDMENTS

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the committee's authority to grant awards under the Plan without the consent of stockholders or participants, except that (i) if shareholder approval of a proposed amendment is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, such amendment will be subject to the approval of the shareholders not later than the annual meeting immediately following the adoption of such amendment and (ii) without the consent of an affected participant, no amendment may materially and adversely affect the rights of such participant under any previously granted and outstanding award.

     Without stockholder approval, the committee will not amend or replace previously granted options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

EMPLOYEE AWARDS

  Options

     The committee establishes the option price at the time each option is granted, which price may not be less than 100% of the fair market value of the Common Stock on the date of grant. The committee may determine that any option will become exercisable in installments and may determine that the right to exercise such option as to such installments will expire on different dates or on the same date. Options may not be exercisable later than ten years after their date of grant, and the committee may provide for earlier expiration in certain events.

  Performance Units

     The committee may grant performance units to such persons, in such amounts, and subject to such terms and conditions as the committee may determine in its discretion; provided, however, that the committee must establish performance goals that must be satisfied during a cycle in order for a participant to have his or her award settled. Unless otherwise determined by the committee, upon termination of a participant's employment or board service during a performance cycle, performance units then held by the participant will be forfeited.

  Restricted Stock

     The committee may grant restricted stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the committee may determine in its discretion. Unless otherwise determined by the committee, upon termination of a participant's employment or board service during the applicable restriction period, restricted stock then held by the participant will be forfeited and reacquired by the Company.

OUTSIDE DIRECTOR AWARDS

  Restricted Stock

     Unless otherwise determined by the Board, outside directors will automatically receive 200 shares of restricted stock on the date of such outside director's initial election or appointment to the Board. The restricted stock will vest 25% on each of the first four anniversaries of the date of grant or, if earlier, upon the outside director's death, retirement, or resignation from the Board due to disability.

  Options

     Unless otherwise determined by the Board, outside directors will automatically receive an option to purchase 5,000 shares of Common Stock on the date of such outside director's initial election or appointment to the Board (the "initial options"). Commencing with the first anniversary of the initial election or appointment and annually thereafter, each outside director will automatically receive an additional option to purchase 1,500 shares of Common Stock (the "annual options"). Unless otherwise determined by the Board, each initial option granted to an outside director will become exercisable in equal installments on each of the first five anniversaries of his or her initial election or appointment, provided that he or she has continued to serve as an outside director until such anniversary date. Annual options will become fully exercisable on the first anniversary of their respective dates of grant.

     In the event that an outside director's service on the Board ceases for any reason other than death or resignation from the Board due to disability, retirement, a merger or consolidation event or a Change of Control, the outside director's options will automatically expire 90 days following the date such outside director ceases Board service.

     In the event of an outside director's death, disability or retirement, a merger or consolidation event or a Change of Control, all options then held by the outside director will immediately become exercisable and will expire three years after the date of the applicable event (but in no event beyond the stated term of such option).

ACCELERATION OF VESTING OF CERTAIN OUTSIDE DIRECTOR AWARDS

     Unless otherwise determined by the Board at the time of the award, in the event of a dissolution or a liquidation of the Company or a merger or consolidation of the Company in which the Company is not the surviving corporation, any restricted stock awards and any unexercisable options then held by outside directors will automatically become vested and exercisable, respectively, immediately prior to such date.

     Unless otherwise determined by the Board at the time of the award, in the event of a Change of Control, any restricted stock awards and any unexercisable options then held by outside directors will automatically become vested and exercisable, respectively, immediately prior to such date. Upon an outside director's request, the Board will provide for the cancellation of any such options in exchange for a payment in cash of an amount equal to the amount by which (a) the product of the fair market value of the Common Stock times the number of options then held exceeds (b) the aggregate exercise price relating to such options.

NEW PLAN BENEFITS

     Inasmuch as awards under the Plan will be granted at the sole discretion of the committee, it is not possible to determine the awards that will be granted as of the filing of this Statement. See "Option Grants in 2001 Fiscal Year" for the name, position and grant information for Plan participants who were granted options under the Employee Plan during 2001 and "Performance Unit Awards in 2001 Fiscal Year" for the name, position and grant information for Plan participants who were granted performance units under the Employee Plan during 2001.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

NON-QUALIFIED STOCK OPTIONS

     An optionee will not recognize any taxable income upon the grant of a non-qualified stock option. The Company will not be entitled to a tax deduction with respect to the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Common Stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss.

INCENTIVE STOCK OPTIONS

     An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

     A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

RESTRICTED STOCK

     A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

     Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.

OTHER TYPES OF AWARDS

     The grant of any other stock-based award generally will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                        THE PROPOSED MERGER OF THE PLANS

                            APPOINTMENT OF AUDITORS

                            [ITEM (3) ON PROXY CARD]

                                     ITEM 3

     The Board intends to vote the shares represented by the proxies for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2002. Each professional service performed by Deloitte & Touche LLP during fiscal 2001 was approved in advance, or was subsequently approved, and the possible effect on the auditors' independence was considered by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Deloitte & Touche LLP subject to the approval of the shareholders at the Meeting. Although submission of the appointment of independent public accountants to shareholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for shareholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection if the shareholders' action so warrants.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                                 OTHER MATTERS

INDEPENDENT ACCOUNTANTS' FEES

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent public accountants, are set forth in the following table. The Audit Committee has determined that the provision of services specified under letters
B. and C. in the following table are comparable with maintaining the independence of the independent accountants of the Company.

SERVICES RENDERED IN FISCAL 2001                                FEES
--------------------------------                              --------
A. Audit Fees (for services rendered for the audit of the
Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q
for fiscal 2001)............................................  $376,052
B. Financial Information Systems Design and Implementation
Fees........................................................  $      0
C. All Other Fees (includes fees for tax filing preparation
assistance, risk management consultations and other services not included in A. or B.)...................................  $ 69,381

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms, the Company believes that all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder) were complied with during fiscal 2001, except that Wayne K. Tarney, president of a subsidiary of the Company, failed to file a Form 4 for the month of January 2001, for a transfer of funds from one or more options in the Company's Savings Plan to the Company Stock option in the Savings Plan.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, internet or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay Georgeson Shareholder Communications, Inc, a fee of $6,500 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining proxies from beneficial owners.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2003 Annual Meeting must be received by the Company on or before August 20, 2002 to be considered for inclusion in the Company's Proxy Statement and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission. Shareholder proposals submitted to the Company outside the processes of Rule 14a-8 of the Exchange Act (i.e., the procedures for placing a shareholder proposal in the Company's proxy materials) with respect to the Company's 2003 annual meeting of shareholders will be considered untimely if received by the Company after November 9, 2002. Accordingly, the proxy with respect to the Company's 2003 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after such date.

                                 OTHER BUSINESS

     The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                          OLETA J. HARDEN
                                          Secretary

Dated: December 18, 2001

                                                                      APPENDIX A

                        NEW JERSEY RESOURCES CORPORATION

               EMPLOYEE AND OUTSIDE DIRECTOR LONG-TERM INCENTIVE
                               COMPENSATION PLAN

                             I. GENERAL PROVISIONS

A. PURPOSES

     The purpose of the Employee and Outside Director Long-Term Incentive Compensation Plan (the "Plan") of New Jersey Resources Corporation (the "Company") is to promote the interests of the Company and its stockholders by
(1) attracting and retaining employees and Outside Directors of outstanding ability; (2) strengthening the Company's capability to develop, maintain and direct a competent management team; (3) motivating employees, by means of performance-related incentives, to achieve long-range performance goals; (4) providing competitive incentive compensation opportunities; (5) enabling employees and Outside Directors to participate in the Company's long-term growth and financial success; and (6) strengthening the link between the Company's Outside Directors and the Company's stockholders by paying such directors a portion of their compensation in Common Stock and options to purchase such stock.

B. DEFINITIONS

     Award -- means a grant or award made to any Participant under the Plan.

     Beneficiary -- means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death.

     Board -- means the Board of Directors of the Company.

     Code -- means the Internal Revenue Code of 1986, as amended from time to time.

     Committee -- means the Management Development and Compensation Committee of the Board, or such other Board committee as may from time to time be designated to administer the Plan. The Committee shall be comprised of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Corporation. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

     Common Stock -- means the common stock, $2.50 par value, of the Company.

     Corporation -- means the Company, its divisions and Subsidiaries.

     Disability -- means (1) with respect to any Employee Participant, such individual is deemed totally and permanently disabled under the long-term disability plan of the Corporation, and (2) with respect to any Outside Director Participant, such individual is permanently and totally disabled as defined in
Section 22(e)(3) of the Internal Revenue Code (the "Code").

     Disability Date -- means the date on which a Participant is deemed totally and permanently disabled under the applicable definition of Disability contained herein.

     Effective Date -- means the effective date as specified in Section I.M. of this Plan.

     Eligible Persons -- means any of the following (1) any employee of the Corporation, (2) any Outside Director, or (3) any person who has been offered employment by the Corporation, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Corporation.

     Employee -- means any full-time or part-time employee of the Corporation.

     Employee Participant -- means any employee of the Corporation who has been granted an Award under this Plan.

     Employment -- means service as an Employee of the Corporation.

     Fair Market Value -- means, as the Committee shall determine, either (1) the average of the high and low sales prices of the Common Stock, or (2) the closing price of the Common Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange -- Composite Transactions.

     ISOs -- means incentive stock options, the terms and conditions of which shall be subject to and comply with the grant and vesting limitations prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

     Option(s) -- means a right or rights to purchase Common Stock at a specified price for a specified time period.

     Outside Director -- means any non-Employee member of the Company's Board.

     Outside Director Participant -- means any Outside Director who has been granted an Award under this Plan.

     Participant -- means any Employee Participant or Outside Director Participant.

     Performance Cycle or Cycle -- means the period selected by the Committee during which the performance of the Corporation or any division, Subsidiary or business unit thereof is measured for the purpose of determining the extent to which an award of Performance Units has been earned. Applicable performance goals relating to each Performance Cycle shall be established not later than the earlier of (1) 90 days after the beginning of any performance period applicable to such Performance Units or (2) the time 25% of such performance period has elapsed.

     Performance Goals -- means the objectives established by the Committee for a Performance Cycle, for the purpose of determining and measuring the extent to which Performance Units, which have been contingently awarded for such Cycle, have been earned. For purposes of qualifying Awards intended by the Committee to be exempt under Code Section 162(m) and regulations thereunder, the Committee may use one or more of the following as Performance Goals: (1) earnings or earnings growth; (2) earnings per share; (3) return on equity, assets, capital employed or investment; (4) revenues or revenue growth; (5) gross profit;

(6) gross margin; (7) net income or net income per common share; (8) operating margin; (9) operating cash flow; (10) stock price appreciation and total shareholder return, (11) economic profit or value created, (12) interest expense, and (13) strategic business criteria. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may be particular to a Participant, the Company or a division, Subsidiary or other business segment of the Corporation, or may be based on the performance of the Corporation as a whole.

     Performance Units or Units -- means a fixed or variable dollar or Common Stock share denominated Unit contingently awarded under Section III of the Plan.

     Preexisting Plans -- means each of the following plans: the New Jersey Resources Corporation Long-Term Incentive Compensation Plan (as amended, effective October 1, 1999) and the New Jersey Resources Corporation Restricted Stock and Stock Option Program for Outside Directors (as amended, effective January 1, 2001).

     Qualified Member -- means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

     Restricted Stock -- means Common Stock granted under Section IV and V of this Plan that is subject to certain restrictions and to a risk of forfeiture.

     Retirement -- means (1) with respect to an Employee Participant, retirement on a normal, early or postponed retirement date within the meaning of the Corporation's pension plan applicable to the Employee Participant, or (2) with respect to an Outside Director Participant, normal retirement from Board service at age 70.

     Rule 16b-3 -- means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Securities and Exchange Act of 1934, as amended.

     Service -- means service as an Outside Director of the Company.

     Shares -- means shares of Common Stock, and any other equity securities of the Company that may be substituted for such Common Stock.

     Subsidiary -- means any corporation or business entity in which the Company owns, directly or indirectly, fifty (50%) percent or more of the total combined voting power of all classes of its stock having voting power.

C. ADMINISTRATION

     1. Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, permitted transferees under Section I.H. and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Outside Directors (the functions of the Committee with respect to other aspects of Outside Director Awards is not exclusive to the Board, however).

     2. Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (x) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify, and (y) permitted by the New Jersey Corporate and Business Law.

     3. Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Corporation, its independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Corporation acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

D. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS

     1. Eligibility. All Eligible Persons may receive Awards under the Plan, as determined by the Committee.

     2.  Per-Person Award Limitations.  Subject to adjustment as provided in
Section I.N., for each calendar year during any part of which the Plan is in effect, for each Eligible Person, the maximum number of Options that may be granted under Section II is 300,000, the maximum dollar amount that may be awarded in respect of Performance Units under Section III is $2,500,000, and the maximum number of shares of Restricted Stock that may be granted under Section IV is 50,000.

E. SHARES RESERVED

     1. Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section I.N., the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be (i) 850,000, plus
(ii) the number of Shares remaining available under the Preexisting Plans immediately prior to the Effective Date, plus (iii) the number of Shares subject to awards under the Preexisting Plans which become available in accordance with
Section I.E.(2) below after the Effective Date; provided, however, that the total number of Shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above; and provided further, that the total number of Shares which may be issued and delivered in connection with Awards of Restricted Stock under this Plan shall not exceed 400,000 Shares. Any Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     2. Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plans that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant will again be available for Awards, and Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute Shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Corporation or with which the Corporation combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan. This Section I.E.(2) shall apply to the number of Shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

F. CHANGE OF CONTROL

     To maintain the Participants' rights in the event of a Change of Control of the Company, as hereinafter defined, the Board, in its sole discretion (but subject to Section V.C. with respect to Outside Director Awards), may, either at the time an Award is made hereunder or at any time prior to or simultaneously with a Change of Control (1) provide for the acceleration of any time period relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Board; (2) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such rights had such Awards been currently exercisable or payable; (3) make such adjustment to the Awards then outstanding as the Board deems appropriate to reflect such transaction or change; or (4) cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such change. The Board may, in its discretion, include such further provisions and limitations in any agreement entered into with respect to an Award as it may deem equitable and in the Company's best interests.

     A "Change of Control" shall be deemed to have occurred if (1) absent prior approval by the Board, thirty (30%) percent or more of the Company's outstanding securities entitled to vote in elections of directors shall be beneficially owned, directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board (or the successors of such individuals nominated by a Board on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board.

G. WITHHOLDING

     The Corporation shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law to be withheld with respect to an Award. In the case of payments of

Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

H. NONTRANSFERABILITY

     No Award shall be assignable or transferable except by will or the laws of descent and distribution, unless the Committee determines otherwise with respect to any Award other than ISOs, and no right or interest of any Participant shall be subject to any lien pledge, encumbrance, obligation or liability of or in favor of the Participant or any other person or entity.

I. NO RIGHT TO EMPLOYMENT OR BOARD SERVICE

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving any Participant the right to be retained as an Employee or Board member. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

J. CONSTRUCTION OF THE PLAN

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws, and applicable provisions of federal law.

K. AMENDMENT

     The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration of the Plan shall be subject to the approval of the Corporation's stockholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without stockholder approval, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

L. DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS; CASH PAYMENTS

     Awards may provide the Participant with (1) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (2) to the extent determined by the Committee, cash payments in lieu of all or any portion of an Award.

M. PLAN EFFECTIVE DATE; TERMINATION

     The Plan shall be effective if, and at such time as, the Company's stockholders have approved it by the affirmative votes of the holders of a majority of the Company's voting securities present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Upon such approval of the Plan by the Company's stockholders, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under the Preexisting Plans shall continue in accordance with their terms. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards.

N. CHANGES IN CAPITALIZATION

     In the event of any change in the Company's outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common stockholders other than normal cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, (1) as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding Options and the Option price thereof, and (2) the number of outstanding Awards of other types, and (3) the per-person Award limitations in Section I.D.

                               II. STOCK OPTIONS

A. AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan and Section V, the Committee shall have sole and complete authority to determine the Eligible Persons to whom Options shall be granted, the number of Shares to be covered by each such Option, and the conditions and limitations, if any, in addition to those set forth in Section II.C below, applicable to the exercise of each such Option. The Committee shall have the authority to grant both ISOs and non-qualified stock options, except that ISOs shall only be granted to Participants who are employees of the Company or a Subsidiary.

B. OPTION PRICE

     The Committee shall establish the Option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The Option price shall be subject to adjustment in accordance with the provisions of Section I.N. hereof.

C. EXERCISE OF OPTIONS

     1. The Committee may determine that any Option shall become exercisable in installments and may determine that the right to exercise such Option as to such installments shall expire on different dates or on the same date. Options may not be exercisable later than ten years after their date of grant, and the Committee may provide for earlier expiration in certain events.

     2. Each Option award to a Participant shall be confirmed by an Option agreement executed by the Corporation and the Participant. The Option price of each Share as to which an Option is exercised shall be paid in full by the Participant at the time of such exercise. Such payment shall be made in cash, by tender of Shares valued at Fair Market Value as of the date of exercise (subject to such limitations on the tender of Shares as the Committee may impose), by a combination of cash and Shares, or by such other arrangement as the Committee may determine.

                             III. PERFORMANCE UNITS

A. AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine (i) the Eligible Persons who shall receive Performance Units and the number of Units awarded for each Performance Cycle;
(ii) the duration of each Performance Cycle; and (iii) the value of or valuation methodology for each Performance Unit. Performance Units may be denominated in fixed or variable dollar amounts, or may be made equal to one or more shares of Common Stock. There may be more than one Performance Cycle in existence at any one time, and the duration of such Performance Cycles may differ, as determined by the Committee.

B. PERFORMANCE GOALS

     The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles; provided however, that no such adjustment shall be made with respect to Awards intended by the Committee to qualify as exempt under Code
Section 162(m) if such adjustment would result in the loss of such exemption.

C. TERMS AND CONDITIONS

     The Committee shall determine the number of Performance Units that have been earned on the basis of the Corporation's performance in relation to the established Performance Goals. Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Performance Cycle. Payment for Performance Units shall be in cash or Shares, in such proportions as the Committee shall determine. Prior to the time Performance Units are earned, Participants may be offered the opportunity to defer receipt of payment for earned Performance Units under terms established by the Committee.

D. TERMINATION

     A Participant must be employed by the Corporation or a Board member at the end of a Performance Cycle to be entitled to payment of Performance Units in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee or a Board member with the Committee's consent before the end of such Cycle, or upon the occurrence of a Participant's death, Retirement or Disability Date prior to the end of such Cycle, the Committee, in its discretion and after taking into consideration the performance of such

Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant (or the Participant's legal representative) of all or a portion of the Performance Units deemed by the Committee to have been earned by the Participant through the date of termination.

                              IV. RESTRICTED STOCK

A. AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan and Section V., the Committee shall have sole and complete authority to determine (i) Eligible Persons who shall receive Restricted Stock and the number of shares of Restricted Stock awarded to any Participant; and (ii) vesting and all other terms applicable to such Restricted Stock awards, including without limitation restrictions on transferability, risk of forfeiture and other restrictions as determined by the Committee.

B. CERTIFICATES

     Subject to the provisions of Sections I.G. and IV.C. hereof, certificates representing Restricted Stock may be issued in the name of the respective Participants. During the period of time such Restricted Stock is subject to the vesting restrictions set forth in Section IV.C. hereof or any applicable Award agreement, any such certificates shall be endorsed with a legend to that effect, and shall be held by the Company. Alternatively, the Company may hold a global certificate representing all shares of Restricted Stock subject to such restrictions. Subject to the requirements of applicable law, certificates representing Restricted Stock shall be delivered to the Participant within 30 days after the lapse of the restrictions to which they are subject.

C. TERMS AND CONDITIONS

     Awards of Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any applicable Award document, a Participant granted Restricted Stock shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

D. DIVIDENDS AND SPLITS

     As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (i) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (ii) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

E. TERMINATION

     Subject to Section V.A., and as otherwise may be determined by the Committee, upon termination of a Participant's Employment or Board Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                           V. OUTSIDE DIRECTOR AWARDS

A. RESTRICTED STOCK GRANTS

     Unless otherwise determined by the Board, Outside Directors who are elected or appointed to the Board shall automatically receive a Restricted Stock Award of 200 Shares on the date of such Outside Director's initial election or appointment to the Board.

          1. Restrictions/Vesting. Unless otherwise determined by the Board, and subject to Sections I.N. and V.C. hereof, Restricted Stock Awards held by Outside Director Participants shall vest as follows:

             (a) Provided that the Outside Director recipient of such Award is then serving as an Outside Director of the Company, 25% of the Shares that are the subject to such Award will vest on each of the first four anniversaries of the applicable Award date. Except as provided in Sections V.A.(1)(b) and V.C. hereof, termination of an Outside Director Participant's Service for any reason shall result in forfeiture of all Shares that have not vested as of the date of such termination.

             (b) Notwithstanding the provisions of Section V.A.(1)(a) above, on the date of an Outside Director Participant's death, Retirement, or resignation from the Board due to Disability, all Shares issued as Restricted Stock with respect to which the restrictions set forth herein have not yet lapsed shall nevertheless become fully and immediately vested.

          2. Transferability. Unless otherwise determined by the Board, during the period commencing on the grant date of a Restricted Stock Award and ending on the date of termination of the Outside Director's Service, death or Disability, such Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of other than as necessary to pay taxes or the exercise price of Options.

B. OPTIONS

     Unless otherwise determined by the Board, (1) Outside Directors who are elected or appointed to the Board shall automatically receive an Option to purchase 5,000 Shares ("Initial Option") on the date of such Outside Director's initial election or appointment to the Board, and (2) commencing with the first anniversary of the Initial Option grant to an Outside Director and annually thereafter, each Outside Director shall automatically receive an additional Option to purchase 1,500 Shares ("Annual Option"). (Initial Options and Annual Options are referred to together as "Outside Director Options").

          1. Option Terms. Unless otherwise determined by the Board, each Outside Director Option and the issuance of Shares thereunder shall be subject to the following terms:

             (a) Option Agreement. Each Outside Director Option shall be evidenced by an option agreement ("Agreement") duly executed on behalf of the Company. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

             (b) Option Exercise Price. The Outside Director Option exercise price shall be the Fair Market Value of the Shares subject to the Outside Director Option on the date of grant thereof.

             (c) Exercisability; Vesting.  Subject to paragraph (d) of this
        Section V.B. and Sections I.N. and V.C. hereof, each Initial Option shall become vested and exercisable in five equal installments on each of the first five anniversaries of the Initial Option grant date, provided that the Outside Director has continued to serve as an Outside Director until such anniversary date. Annual Options shall vest and be fully exercisable on the first anniversary of their respective dates of grant.

             (d) Additional Terms of Outside Director Options. Each Outside Director Option shall expire ten years from the date of grant, and shall be subject to earlier expiration under the following circumstances:

                (A) In the event that an Outside Director's Board Service ceases for any reason other than death or resignation from the Board due to a Disability, Retirement, a Merger or Consolidation event (as provided in Section V.C.), or a Change of Control, the Outside Director Options granted to such individual shall automatically expire 90 days following the date such Outside Director ceases Board Service.

                (B) In the event of an Outside Director's death, Disability or Retirement, a Merger or Consolidation event (as provided in Section V.C.), or a Change of Control, all Outside Director Options granted to such individual shall immediately vest and become exercisable and shall then expire three years after the date of the Outside Director's death, resignation from the Board due to a Disability, Retirement, Merger or Consolidation event or Change of Control, as the case may be (but in no event beyond the stated term of such Outside Director Option). In the event of the Outside Director's death, the Outside Director Options held by such individual may be exercised by the Outside Director's legal representatives or the estate, by any person or persons whom the Outside Director shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the Outside Director's rights have passed by will or the laws of descent and distribution.

C. ACCELERATION OF VESTING OF CERTAIN OUTSIDE DIRECTOR AWARDS

     1. Merger or Consolidation. Unless otherwise determined by the Board at the time of the Award, subject to the provisions of Section V.B.(1)(d) hereof, in the event of a dissolution or a liquidation of the Company or a merger or consolidation of the Company in which the Company is not the surviving corporation, any Restricted Stock Awards held by Outside Directors which have not vested and any unexercisable Outside Director Options granted prior to the date of such dissolution, liquidation, merger or consolidation shall automatically become vested and exercisable, respectively, immediately prior to such date.

     2. Change of Control. Unless otherwise determined by the Board at the time of the Award, subject to Section V.B.(1)(d) hereof, in the event of a Change of Control, any Restricted Stock Awards held by Outside

Directors which have not vested and any unexercisable Outside Director Options granted prior to the date of such event shall automatically become vested and exercisable, respectively, immediately prior to such date; provided, however, that upon an Outside Director's request, the Board shall provide for the purchase of any such unexercised Outside Director Options for an amount of cash value equal to the amount of spread relating to such Options. For purposes of this section, Option "spread" shall mean the amount by which (a) the product of the Fair Market Value of the Company's Common Stock times the number of Options so tendered exceeds (b) the aggregate exercise price relating to such Options. The Committee may, in its discretion, include such further provisions and limitations in any Agreement entered into with respect to an Outside Director Option, as it may deem equitable and in the best interests of the Company.

                                                                      2510-PS-02

               DIRECTIONS TO THE NEW JERSEY RESOURCES CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                   AT THE BERKELEY CARTERET OCEANFRONT HOTEL
                    1401 OCEAN AVENUE, ASBURY PARK, NJ 07712

FROM NORTH:

   Travel South on the New Jersey Turnpike to EXIT 11 (Garden State Parkway)
                   South on Garden State Parkway to EXIT 105
             After toll, continue 4 traffic lights to Rte. 35 South
                         Turn right onto Rte. 35 South
          Travel approximately 4 miles (watch for Pizza Hut on right)
      Exit on right at SUNSET AVENUE/ASBURY PARK EXIT (N. Seaview Sq. Rd)
               At end of Exit Ramp, turn left onto Sunset Avenue
     Travel 2.3 miles on Sunset Avenue to Traffic light on Kingsley Street
        The Berkeley Carteret Oceanfront Hotel is at the intersection of
                       Sunset Avenue and Kingsley Street
  Parking is in the rear of the building or on Sunset Avenue, Ocean Avenue and
                                Kingsley Street

                   PLEASE ENTER THROUGH THE MAIN ENTRANCE ON
                                 SUNSET AVENUE

FROM SOUTH:

         Travel North on the New Jersey Turnpike to EXIT 7A (Rte. 195)
                  East on Rte. 195 to the Garden State Parkway
                   North on Garden State Parkway to EXIT 100A
                            East (right) on Rte. 66
         North (left) on Rte. 35 . . . 2 traffic lights (SUNSET AVENUE)
                         Turn right onto Sunset Avenue
     Travel 2.3 miles on Sunset Avenue to Traffic light on Kingsley Street
        The Berkeley Carteret Oceanfront Hotel is at the intersection of
                       Sunset Avenue and Kingsley Street
  Parking is in the rear of the building or on Sunset Avenue, Ocean Avenue and
                                Kingsley Street

                   PLEASE ENTER THROUGH THE MAIN ENTRANCE ON
                                 SUNSET AVENUE

WE WILL PROVIDE BUS TRANSPORTATION TO THE ASBURY PARK MEETING LOCATION FOR THOSE WHO INDICATE ON THE PROXY CARD, TELEPHONICALLY, OR ELECTRONICALLY, THAT THEY WILL LEAVE THEIR VEHICLE AT THE COMMUTER PARKING LOT AT THE PNC BANK ART CENTER, EXIT 116 ON THE GARDEN STATE PARKWAY, HOLMDEL, NEW JERSEY. BUSES WILL LEAVE THE COMMUTER PARKING LOT AT 8:30 A.M., 9:00 A.M. AND 9:30 A.M. TRANSPORTATION WILL BE PROVIDED TO RETURN YOU TO YOUR VEHICLE AFTER THE MEETING.

                                     PROXY


                       NEW JERSEY RESOURCES CORPORATION


                       1415 WYCKOFF ROAD, WALL, NJ 07719


                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS



The undersigned hereby appoints Oleta J. Harden, with full power of substitution, proxy to represent the undersigned at the Annual Meeting of Shareholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, January 23, 2002 at the Asbury Park Berkeley Carteret Oceanfront Hotel, 1401 Ocean Avenue, Asbury Park, New Jersey 07712 and at any adjournment thereof, and thereat to vote all of the shares of the stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.

------------                                                        ------------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                                SIDE
------------                                                        ------------

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, NJ 07719


-----------------                                 -----------------
VOTE BY TELEPHONE                                 VOTE BY INTERNET
-----------------                                 -----------------

It's fast, convenient, and immediate!             It's fast, convenient, and immediately
Call Toll-Free on a Touch-Tone Phone              confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

------------------------------------------------  ------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:                     FOLLOW THESE FOUR EASY STEPS:

  1. Read the accompanying Proxy                    1. Read the accompanying Proxy
     Statement/Prospectus and Proxy Card.              Statement/Prospectus and Proxy Card.

  2. Call the toll-free number                      2. Go to the Website
     1-877-PRX-VOTE (1-877-779-8683).                  http://www.eproxyvote.com/njr

  3. Enter your 14-digit Voter Control Number       3. Enter your 14-digit Voter Control Number
     located on your Proxy Card above your name.       located on your Proxy Card above your name.

  4. Follow the recorded instructions.              4. Follow the instructions provided.
------------------------------------------------  ------------------------------------------------
YOUR VOTE IS IMPORTANT!                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                      Go to http://www.eproxyvote.com/njr anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


Unless otherwise indicated, this proxy will be voted "FOR" all nominees for election as directed and "FOR" the proposals referred to herein.


1.   To elect three directors to the Board of Directors.
     Nominees:  (01) Nina Aversano, (02) Leonard S. Coleman,
                (03) Dorothy K. Light

                FOR                WITHHELD     MARK HERE
                ALL   [ ]     [ ]  FROM ALL     IF YOU PLAN  [ ]
             NOMINEES              NOMINEES     TO ATTEND
                                                THE MEETING

                                                MARK HERE
                                                FOR ADDRESS  [ ]
                                                CHANGE AND
                                                NOTE BELOW

[ ]
     ----------------------------------------
     For all nominees except as noted above


                                            FOR    AGAINST    ABSTAIN
2.   To merge the Long-Term Incentive
     Compensation Plan (the "Employee       [ ]      [ ]        [ ]
     Plan") and the Restricted Stock and
     Stock Option Program for Outside
     Directors (the "Directors' Program") into one plan, the Employee and Outside Director Long-Time Incentive Compensation Plan
     (the "Plan"), and to increase the number of shares of the Company's Common Stock authorized for awards thereunder to a total of 2,625,000 from 275,000 shares in the Directors' Program and 1,500,000 shares in the Employee Plan.

                                            FOR    AGAINST    ABSTAIN
3.   To approve the action of the Board of
     Directors in retaining Deloitte &      [ ]      [ ]        [ ]
     Touche LLP as auditors for the fiscal
     year ending September 30, 2002.


4. To transact any other business that may properly be brought before the meeting or any adjournment or adjournments thereof.


IF YOU ARE ATTENDING THE MEETING, MARK HERE IF YOU PLAN TO
TAKE THE BUS THAT WILL BE PROVIDED TO THE MEETING
LOCATION FROM THE PNC BANK AND CENTER, EXIT 116 ON THE
GARDEN STATE PARKWAY, HOLMDEL, NEW JERSEY 07733.               [ ]

In case of joint owners, each owner should sign. when signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.

Signature:_______________________    Date:__________


Signature:_______________________    Date:__________